Exhibit 99.1

NEWS BULLETIN
    FROM:
 CalAmp Logo



FOR IMMEDIATE RELEASE


              CalAmp Reports FY 2007 Third Quarter Results

OXNARD, Calif., January 11, 2007--CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless communications products, today reported results for its
fiscal 2007 third quarter ended November 30, 2006.   Key highlights of the
latest quarter include:
* Initial shipments of new generation Direct Broadcast Satellite (DBS) products to support service providers' rollout of high definition television
(HDTV) programming
* Revenues of $61.1 million, GAAP earnings of $0.04 per diluted share and Adjusted Basis (non-GAAP) earnings of $0.08 per diluted share within expectations.

"During the fiscal third quarter, our core DBS business continued to generate solid cash flows, and we made progress executing on our business strategy to increase our market presence in wireless data communication markets," commented Fred Sturm, CalAmp's President and Chief Executive Officer. "On a sequential quarter basis, CalAmp's increase in revenues was driven by sales to our Direct Broadcast Satellite (DBS) customers along with growth in several of our wireless data communications offerings including products for Mobile Resource Management (MRM)."

Mr. Sturm continued, "CalAmp achieved a number of important operational milestones during the third quarter, which position the Company for a solid
finish to fiscal 2007.   Toward the end of the quarter, we received product
approval from both of our DBS customers and began shipping next generation outdoor reception equipment. During our fourth quarter, we expect meaningful revenues from the new DBS products. As an indication of our leadership position in this market, CalAmp is currently the only company supplying these
latest products to both DBS service providers.   In our wireless data
communications business, we continue to aggressively execute our growth strategy. Dataradio recently won a $1.3 million contract to provide a mobile data communications system for the police, fire and EMS personnel of Genesee County, Michigan. Additionally, CalAmp was selected to provide key MRM components for GE Security's new NavLogix fleet tracking service."

Fiscal 2007 Third Quarter Results
Revenue for the fiscal 2007 third quarter was $61.1 million compared to $64.5 million for the third quarter of fiscal 2006. Growth in the Company's wireless data communications business, driven by the May 2006 acquisitions of Dataradio and the MRM product line, partially offset lower DBS product sales and Solutions Division revenue in the latest quarter.

Net income for the fiscal 2007 third quarter was $0.9 million or $0.04 per diluted share compared to net income of $5.4 million or $0.23 per diluted share for the third quarter of last year. Adjusted Basis (non-GAAP) net income for the fiscal 2007 third quarter was $2.0 million or $0.08 per diluted share compared to Adjusted Basis net income of $5.7 million or $0.24 per diluted share for the same period last year. Adjusted Basis net income for the comparable periods exclude the impact of amortization of intangible assets, stock-based compensation expense, in-process research and development and impairment loss, each net of tax where applicable. A reconciliation of GAAP basis net income to Adjusted Basis net income is provided in the table at the end of this press release.

Gross profit for the third quarter of fiscal 2007 was $12.7 million, or 20.8% of revenues compared to $16.5 million or 25.5% of revenues for the same period last year. The reduction in gross profit and gross margin were primarily the result of higher freight costs and lower margins on final shipments of end-of-life DBS products. The Company made the decision to incur higher freight costs to expedite incoming materials in response to supply chain disruptions and demand volatility in order to meet customer requirements. The Company expects the higher level of freight costs to persist through much of the fourth quarter until the supply pipeline for new DBS products has been filled.

Liquidity
During the nine months ended November 30, 2006, the Company generated operating cash flow of $11.7 million. At November 30, 2006, the Company had total cash of $33.3 million, with $34.3 million in total outstanding debt. Inventories were $20.8 million at the end of the third quarter, representing annualized turns of 9 times based on cost of sales in the latest quarter. Accounts receivable outstanding at the end of the third quarter represents a 51 day average collection period.

Business Outlook
Commenting on the Company's fiscal 2007 fourth quarter outlook, Mr. Sturm said, "Based on our current estimates, we anticipate fiscal 2007 fourth quarter revenues will be in the range of $54 to $60 million, with net income in the range of $0.03 to $0.07 per diluted share. Adjusted Basis (Non-GAAP) net income for the fourth quarter, which excludes amortization of intangible assets and stock-based compensation expense - each net of tax - is expected to be $0.07 to $0.11 per diluted share."

Conference Call, Webcast and 10-Q filing
A conference call and simultaneous webcast to discuss fiscal 2007 third quarter financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. The live webcast of the call is available on CalAmp's web site at www.calamp.com. Participants are encouraged to visit the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

CalAmp's President and CEO Fred Sturm and CFO Rick Vitelle will host the conference call. After the live webcast, a replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's web site.

The reader is also referred to the Company's quarterly report on Form 10-Q, filed today with the Securities and Exchange Commission.


About CalAmp Corp.
CalAmp is a leading provider of wireless communications products that enable anytime/anywhere access to critical information, data and entertainment content. With comprehensive capabilities ranging from product design and development through volume production, CalAmp delivers cost-effective high quality solutions to a broad array of customers and end markets. CalAmp is the leading supplier of Direct Broadcast Satellite (DBS) outdoor customer premise equipment to the U.S. satellite television market. The Company also provides wireless data communication solutions for the telemetry and asset tracking markets, private wireless networks, public safety communications and critical infrastructure and process control applications. For additional information, please visit the Company's website at www.calamp.com.


Forward-Looking Statement
Statements in this press release that are not historical in nature are forward-looking statements, which involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including general and industry economic conditions, competition, the timing of customer approvals of new product designs, operating costs, the Company's ability to efficiently and cost-effectively integrate its acquired businesses, and other risks and uncertainties that are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


AT THE COMPANY:             AT FINANCIAL RELATIONS BOARD:
Rick Vitelle                Lasse Glassen
Chief Financial Officer     General Information
(805)987-9000               (310)854-8313
                            lglassen@financialrelationsboard.com


                    - Financial Tables to Follow-

                                 CAL AMP CORP.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Unaudited, in thousands except per share amounts)


                                    Three Months Ended    Nine Months Ended
                                       November 30,          November 30,
                                   ------------------     ----------------
                                     2006      2005       2006        2005
                                    -----     ------      -----       -----
Revenues                          $61,092    $64,463    $165,339   $169,704

Cost of revenues                   48,390     47,999     127,699    129,127
                                  -------    -------     -------    -------

Gross profit                       12,702     16,464      37,640     40,577

Operating expenses:
  Research and development          4,099      2,585      10,456      7,142
  Selling                           2,614      1,914       7,390      5,582
  General and administrative        3,308      2,679       9,638      7,900
  Intangible asset amortization     1,229        403       2,905      1,375
  In-process research and development   -          -       6,850        320
  Impairment loss                       -          -      29,848          -
                                   ------    -------     -------    -------
                                   11,250      7,581      67,087     22,319
                                   ------    -------     -------    -------
Operating income (loss)             1,452(a)   8,883     (29,447)(a) 18,258

Non-operating income (expense), net  (141)       162         574        231
                                   ------    -------     -------    -------

Income (loss) before income taxes   1,311      9,045     (28,873)    18,489

Income tax provision                 (415)    (3,606)     (3,047)    (7,392)
                                   ------    -------     -------    -------

Net income (loss)                 $   896    $ 5,439    $(31,920)  $ 11,097
                                   ======    =======     =======    =======

Net income (loss) per share:
  Basic                             $0.04      $0.24      $(1.37)     $0.49
  Diluted                           $0.04      $0.23      $(1.37)     $0.48

Shares used in per share calculations:
  Basic                            23,414     22,580      23,290     22,520
  Diluted                          23,679     23,592      23,290     23,272


 (a) Operating income (loss) for the three and nine months ended November 30, 2006 includes share-based compensation expense pursuant to FAS123R of $541 and $1,614, respectively. Such expense is included in the following captions of the Statement of Operations:

                                            Three Months    Nine Months
                                               Ended           Ended
                                           Nov. 30, 2006   Nov. 30, 2006
                                           -------------   -------------

      Statement of Operations Caption
      -------------------------------
      Cost of revenues                        $  39            $  112
      Research and development expense           55               166
      Selling expense                            65               191
      General and administrative                382             1,145
                                              -----            ------
                                              $ 541            $1,614
                                              =====            ======

                                    CAL AMP CORP.
                           BUSINESS SEGMENT INFORMATION
                (Unaudited, in thousands except per share amounts)

                                    Three Months Ended     Nine Months Ended
                                        November 30,          November 30,
                                     -----------------  --------------------
                                     2006        2005     2006        2005
                                    -----      ------    -----       -----
Revenue
  Products Division               $59,484     $59,565  $157,784     $153,331
  Solutions Division                1,608       4,898     7,555       16,373
                                  -------     -------   -------      -------
    Total revenue                 $61,092     $64,463  $165,339     $169,704
                                  =======     =======   =======      =======

Gross profit
  Products Division               $11,983     $14,441  $ 34,714     $ 34,975
  Solutions Division                  719       2,023     2,926        5,602
                                  -------     -------   -------      -------
    Total gross profit            $12,702     $16,464  $ 37,640     $ 40,577
                                  =======     =======   =======      =======

Operating income (loss)
  Products Division               $ 3,819     $10,406  $  7,336     $ 23,453
  Solutions Division                 (779)       (373)  (32,384)      (2,029)
  Corporate expenses               (1,588)     (1,150)   (4,399)      (3,166)
                                  -------     -------   -------      -------
Total operating income (loss)     $ 1,452(a)  $ 8,883  $(29,447)(a) $ 18,258
                                  =======     =======   =======      =======

 (a) Operating income (loss) for the three and nine months ended November 30, 2006 includes share-based compensation expense pursuant to FAS123R of $541 and $1,614, respectively. Such expense is included in the operating income(loss) of the reporting segments as follows:

                                            Three Months    Nine Months
                                               Ended           Ended
                                           Nov. 30, 2006   Nov. 30, 2006
                                           -------------   -------------

      Reporting Segment
      -----------------
      Products Division                       $ 141            $  531
      Solutions Division                        105               296
      Corporate expenses                        295               787
                                              -----            ------
                                              $ 541            $1,614
                                              =====            ======

                                    CAL AMP CORP.
                            CONSOLIDATED BALANCE SHEETS
                            (Unaudited - In thousands)

                                                   November 30,  February 28,
                                                      2006           2006
                                                    --------       --------

                    Assets
Current assets:
  Cash and cash equivalents                         $ 33,284        $ 45,783
  Accounts receivable, net                            30,274          28,630
  Inventories                                         20,821          18,279
  Deferred income tax assets                           4,139           4,042
  Prepaid expenses and other current assets            8,443           2,502
                                                    --------        --------
     Total current assets                             96,961          99,236

Equipment and improvements, net                        6,571           5,438
Deferred income tax assets                               -             2,344
Goodwill                                              89,835          91,386
Other intangible assets, net                          19,872           5,304
Other assets                                           1,399             638
                                                    --------        --------
                                                    $214,638        $204,346
                                                    ========        ========
    Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                 $  2,215        $  2,168
  Accounts payable                                    12,820          12,011
  Accrued payroll and employee benefits                3,431           3,608
  Other accrued liabilities                            4,954           2,763
  Deferred revenue                                     1,313           1,323
                                                    --------        --------
     Total current liabilities                        24,733          21,873
                                                    --------        --------
Long-term debt, less current portion                  32,048           5,511
                                                    --------        --------
Deferred income tax liability                          7,109             -
                                                    --------        --------
Other non-current liabilities                          1,034             853
                                                    --------        --------
Stockholders' equity:
  Common stock                                           235             232
  Additional paid-in capital                         138,199         135,022
  Common stock held in escrow                            -            (2,532)
  Retained earnings                                   12,268          44,188
  Accumulated other comprehensive loss                  (988)           (801)
                                                    --------        --------
     Total stockholders' equity                      149,714         176,109
                                                    --------        --------
                                                    $214,638        $204,346
                                                    ========        ========

                                    CAL AMP CORP.
                            CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited - In thousands)

                                                           Nine Months Ended
                                                              November 30,
                                                          ------------------
                                                          2006          2005
                                                          ----          ----

Cash flows from operating activities:
    Net income (loss)                                  $(31,920)     $ 11,097
    Depreciation and amortization                         5,027         3,305
    Stock-based compensation                              1,614            -
    Write-off of in-process R&D                           6,850           320
    Goodwill impairment writedown                        29,848            -
    Stock option income tax benefits                         -            678
    Excess tax benefit from stock-based compensation       (392)           -
    Deferred tax assets, net                              3,555         5,431
    Changes in operating working capital                 (2,973)       (6,485)
    Other                                                    84            16
                                                       --------       -------
       Net cash provided by operating activities (A)     11,693        14,362
                                                       --------       -------

Cash flows from investing activities:
    Capital expenditures                                 (2,112)       (1,555)
    Proceeds from sale of property and equipment             16           143
    Acquisition of Dataradio net of cash acquired       (48,047)           -
    Acquisition of TechnoCom product line                (2,478)           -
    Proceeds from Vytek escrow distribution                 480            -
    Acquisition of Skybility assets                          -         (4,897)
                                                       --------       -------
       Net cash used in investing activities            (52,141)       (6,309)
                                                       --------       -------

Cash flows from financing activities:
    Proceeds from long-term debt                         38,000            -
    Debt repayments                                     (11,416)       (2,178)
    Proceeds from stock option exercises                  1,130         1,282
    Excess tax benefit from stock-based compensation        392            -
                                                       --------       -------
       Net cash provided (used) in financing activities  28,106          (896)
                                                       --------       -------
Effect of exchange rate changes on cash                    (157)          -
                                                       --------       -------

Net change in cash and cash equivalents                 (12,499)        7,157

Cash and cash equivalents at beginning of period         45,783        31,048
                                                       --------       -------
Cash and cash equivalents at end of period             $ 33,284      $ 38,205
                                                       ========       =======


(A) Net cash provided by operating activities for the nine months ended November 30, 2006 is net of the payment of $5,355,000 of accrued incentives paid by Dataradio to its workforce shortly after the acquisition of CalAmp. These incentives were recorded as an expense in Dataradio's pre-acquisition income statement.

                                     CAL AMP CORP.
                           NON-GAAP EARNINGS RECONCILIATION
                (Unaudited, in thousands except per share amounts)


Non-GAAP Earnings Reconciliation
--------------------------------

"GAAP" refers to financial information presented in accordance with Generally Accepted Accounting Principles in the United States. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, CalAmp reported the non-GAAP financial measures of Adjusted Basis net income and diluted earnings per share. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and prospects for the future of CalAmp's core business activities. Specifically, CalAmp believes that a report of Adjusted Basis net income and diluted earnings per share provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted Basis net income is as follows:

                                                  Three Months Ended       Nine Months Ended
                                                      November 30,            November 30,
                                                  -----------------     --------------------
                                                   2006        2005       2006        2005
                                                  -----       -----      -----       -----
GAAP basis net income (loss)                     $   896     $ 5,439    $(31,920)    $ 11,097

Adjustments to reconcile to non-GAAP net income:
  Amortization of intangible assets, net of tax      693         242       1,638          825
  Stock-based compensation expense, net of tax       305          -          910           -
  In-process R&D, net of tax in fiscal 2006           -           -        6,850          192
  Impairment loss - goodwill                          -           -       29,012           -
  Impairment loss - intangible assets, net of tax     -           -          472           -
                                                  ------      ------     -------      -------
                                                 $ 1,894     $5,681     $  6,962     $ 12,114
                                                  ======      =====      =======      =======

Adjusted Basis net income                        $  0.08     $ 0.24     $   0.29     $   0.52

Weighted average common shares
  outstanding on diluted basis                    23,679     23,592       23,701       23,272


Reconciling items that are not treated as tax deductible in computing the GAAP basis income tax provision (in-process research and development in fiscal 2007 and goodwill impairment loss) are not tax effected in the non-GAAP Earnings Reconciliation. The remaining reconciling items are tax-effected using an adjusted year-to-date effective income tax rate that is computed by excluding from pretax income(loss) those reconciling items that are not treated as tax deductible in computing the GAAP basis income tax provision. The computation of the adjusted year-to-date effective income tax rate is as follows:

                                                           Nine Months Ended
                                                              November 30,
                                                          ------------------
                                                          2006          2005
                                                          ----          ----
Pretax income (loss) as reported                       $(28,873)     $ 18,489
Add back nondeductible items:
 In process research and development in fiscal 2007       6,850            -
 Impairment loss - goodwill                              29,012            -
                                                        -------       -------
Pretax income before nondeductible items                  6,989        18,489
Income tax provision as reported                          3,047         7,392
                                                        -------       -------
Year-to-date effective income tax rate as adjusted        43.6%         40.0%
                                                        =======       =======